Exhibit 20.1
                                                             ------------

Chase Manhattan Bank Grantor Trust 1996-A


From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 17 Beginning Date                     06/01/1997
Due Period 17 End Date                           06/30/1997
Determination Date                               07/10/1997
Remittance Date                                  07/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 24.9966384318

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.2999948259

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 652,076.74
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.4423066996

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,086,639.20
      B. From Current Period                                     $ 3,932,662.65
      C. Change in Amount Between Periods (Lines B - A)           $ -153,976.55

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 745,640,446.25
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.505771398776

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 39,124,604.23
      B. Available Cash Collateral Amount Percentage            5.000000000511%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 39,124,604.23
      B. For the Next Collection Period                         $ 37,282,022.31